UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

MINERALRITE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 000-27739

State of Incorporation: Texas

IRS Employer Identification Number: 90-0315909

325 N. St. Paul Street, Suite 3100
Dallas, Texas 75201
(Address of principal executive offices)

(469) 881-8900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425
☐	Soliciting material pursuant to Rule 14a-12
☐	Pre-commencement communications pursuant to Rule 14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c)

Item 8.01 — Other Events

On March 9, 2026, MineralRite Corporation (the “Company”) issued a press release providing a corporate update regarding several developments involving the Company’s regulatory filings, capital structure, and technical evaluation of its mineral assets.

Among other matters, the Company disclosed that it has reclaimed 45 shares of Series C Preferred Stock from a third-party service provider pursuant to the terms of a services agreement dated February 26, 2025, after the service provider materially breached the agreement by failing to fulfil certain contractual obligations. The Company provided written notice of default on January 31, 2026, and, following expiration of any applicable cure period, exercised its contractual right to reclaim the shares. The service provider has not disputed the reclamation, and no litigation is pending or threatened in connection with this matter. Each share of Series C Preferred Stock is convertible into 400,000 shares of the Company’s common stock, representing the equivalent of 18,000,000 shares of common stock on a fully converted basis. Following the reclamation, these shares have been returned to the Company's treasury and are no longer outstanding. The reclamation reduces the Company's total outstanding Series C Preferred Stock from 9,452 shares to 9,407 shares and reduces potential dilution to common stockholders by 18,000,000 shares. The Company does not intend to reissue these reclaimed shares except in compliance with applicable securities laws and with appropriate board authorization.

The Company also reported that it has completed its independent audit for the fiscal year ended December 31, 2025, and will file its Annual Report on Form 10-K on or before March 31, 2026, the applicable filing deadline under SEC regulations.

In addition, the Company filed responses on March 4, 2026, to the comment letter received from the staff of the U.S. Securities and Exchange Commission September 18, 2025, relating to the Company’s Form 10 registration statement filed on February 19, 2025. The staff comments related to the determination of business-combination versus asset-acquisition accounting, determination, the valuation of consideration transferred, and the derecognition of certain historical liabilities. The Company believes it has adequately addressed all staff comments, and no material deficiencies in prior disclosures were identified.

The Company’s Qualified Person under SEC Regulation S-K 1300 is currently conducting Phase 1 of a two-phase review of the Skull Valley project held by Peeples, Inc. The Qualified Person’s name and professional credentials will be disclosed in connection with the interim report. Phase 1 includes the verification of the continued presence of the previously processed mine tailings and a review of historical technical documentation associated with the project. This work is preliminary in nature and is intended to validate historical records and assist in determining the scope of any potential future technical work; it does not attempt to establish, update, or opine on any mineral resources or mineral reserves.

A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated March 9, 2026 (furnished herewith)*

*Furnished, not filed, pursuant to Item 8.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALRITE CORPORATION

By: /s/ James Burgauer
Name: James Burgauer
Title: President
Date: March 9, 2026